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                         EXECUTIVE EMPLOYMENT AGREEMENT


         This  Agreement is entered into as of February 3, 1997 (the  "Effective
Date"),  by  and  between  Arterial  Vascular  Engineering,   Inc.,  a  Delaware
corporation (the "Company"), and Scott J. Solano (the "Executive").

         WHEREAS, the Company desires to employ the Executive and the Executive desires employment with the Company on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and Agreements of the parties contained in this document, the Company and the Executive agree as follows:

         1.       Employment.

                  (a) The Company hereby employs the Executive on a full time exclusive basis to render services to the Company as Chief Operating Officer and in connection therewith to perform such duties as the Company shall reasonably require of the Executive.

                  (b) The Executive accepts this employment and agrees to perform services for the Company and its subsidiaries and affiliates, loyally, conscientiously and to the best of the Executive's talents and abilities during the term of this Agreement.

                  (c) The Executive shall perform such services for the Company as are customarily rendered by a Chief Operating Officer in the field of percutaneous transluminal coronary angioplasty, coronary stents, peripheral stents and such other areas as the Company may from time to time during the term of this agreement become significantly involved (collectively referred to as the "Field"), and such other related services as the Company may from time to time reasonably request.

                  (d) The Executive may be designated an officer of the Company, but the Executive shall not be entitled to any additional compensation for holding any office. However, the Company agrees to indemnify the Executive acting in an officer capacity to the fullest extent allowable under law.

                  (e) The Executive shall report only to the President, the Chairman of the Board, and the Board of Directors of the Company.

         2.       Term.

                  The term of this Agreement (hereinafter the "Term") shall commence on February 3, 1997 and shall continue through February 2, 2001 and may be extended further by agreement of all parties.

         3.       Salary and Expenses.

                  The Company agrees to pay the Executive salary in accordance with the Company's standard payroll practices applicable to executives, at the rate of $200,000 per

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year ("Base  Compensation").  Annually,  the Board of Directors  will review the salary of the Executive and may increase the Executive's Base Compensation if it believes an adjustment is appropriate in light of the Executive's duties, and individual and corporate performance. The Executive shall be entitled to be reimbursed by the Company for all normal and reasonable expenses incurred by the Executive on behalf of the Company in connection with the Executive's services, provided they are in accordance with approved Company policy, and subject to submission of documentation therefor as required from time to time by the Company.

         4.       Life Insurance.

                  (a) The Company shall have the right to purchase life insurance on the Executive's life, for which the Company will be the beneficiary. The Executive represents that to the best of the Executive's knowledge the Executive is currently in good health, and insurable at normal rates.

                  (b) Based upon the foregoing representation being accurate, the Company shall provide the Executive with term life insurance in the amount of $500,000, provided that the cost of such insurance shall not exceed normal rates.

         5.       Benefits.

                  The Executive shall be entitled to four weeks of vacation a year, and subject to the terms and conditions of the Company's plans (including, where applicable, insurability at normal rates), the Company shall furnish the Executive with medical insurance and benefits in accordance with Company policies from time to time in effect for Executives at the Executive's level of employment. In this connection and for the purposes described in paragraph 4, the Executive agrees to furnish such applications and submit to such medical examination as may be required.

         6.       Representation.

                  The Executive represents and warrants to the Company that the Executive is free to enter into this Agreement, and is not subject to any restrictions or Agreements relating to prior employment.

         7.       Exclusivity.

                  (a) The Executive shall be free to consult to, serve on the board of directors of, purchase shares of and otherwise assist other companies during the term of this Agreement, provided that such activities do not interfere with the Executive's duties hereunder and do not violate the restriction in paragraphs 7(b) and (c).

                  (b) Except with the Company's prior written consent, during the Term hereof, the Executive shall not (except pursuant to this Agreement) directly or indirectly enter the employ of or render any services in the United States, Europe or Asia to any person, firm or corporation engaged in the business of providing products or services in the Field. Further, during said period the Executive shall not engage in such business on the Executive's own account and the Executive shall not become interested in any such business directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, Executive, trustee, consultant, or in any other relationship or capacity, except as permitted by paragraph 8.


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                 (c) Except with the Company's  prior written consent or in the performance of the Executive's duties hereunder, the Executive shall not consult with or give any advice to any third party in any way relating to the Field while the Executive is employed by the Company.

                  (d) For purposes of this paragraph 7, the Company hereby consents to the following outside activities: None.

         8.       Rights of Company.

                  The provisions of paragraphs 1, 7 and 12 are of the essence of this Agreement and the material breach of any of them shall be grounds for the immediate termination of the Executive's services. Notwithstanding the foregoing, with respect to nonwillful breaches, the Executive shall be given notice thereof and one week to cure the breach. Nothing contained in such paragraphs shall be deemed to prohibit the Executive from acquiring, solely as an investment, shares of capital stock of any publicly traded corporation in the Field, provided that such investment does not exceed 5% of the stock of such public corporation, and provided that such investment may exceed 5% with the approval of the Board of Directors.

         9.       Termination.

                  (a) If the Executive shall become physically or mentally disabled so that the Executive is unable to fully perform the services hereunder, the Company shall continue to pay the Executive compensation (less the amount of any disability insurance the Executive receives from Company sources) only during the first twelve weeks of such incapacity. If such incapacity continues for a period of 12 consecutive weeks or for shorter periods aggregating 110 days during any 12-month period of the Term hereof, the Company may at any time within 10 business days after the end of the aforesaid disability period terminate the Term of this Agreement by written notice to the Executive. If the Company terminates the Term of this Agreement by reason of the Executive's disability, the restriction contained in paragraph 7(b) of this Agreement shall also terminate.

                  (b) If the Executive shall die during the Term, this Agreement shall automatically terminate and no further compensation shall accrue to the Executive following the date of the Executive's death. Compensation which has accrued prior to death shall be paid.

                  (c) The Company shall have the right to terminate the Term and to discharge the Executive for Cause (as defined below) upon written notice. If the Company discharges the Executive for Cause, the restrictions contained in paragraph 7 shall remain in effect.

         10.      Severance Benefits.

                  (a) In the event the Executive's employment is terminated as a result of an Involuntarily Termination during the Term for any reason (other than for Cause), either prior to the occurrence of a Change of Control or after the two-year period following a Change of Control, then the Executive shall be entitled to receive severance pay which equals one half of the Executive's then current Base Compensation. Any such severance payment to


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which  the  Executive  is  entitled  to  receive  pursuant  to such  Involuntary
Termination shall be paid in one lump sum, payable on the Termination Date.

                  (b) If there is a Change of Control during the term of this Agreement, and the Executive's employment terminates as a result of Involuntary Termination other than for Cause at any time within two years after such Change of Control, then the Executive shall be entitled to receive severance pay which equals the Executive's then current Base Compensation. In addition to the amount of severance pay that the Executive is entitled to receive in the event of an Involuntary Termination of the Executive's employment other than for Cause, the Executive shall be entitled to receive (a) vacation pay equal to the amount of compensation for accrued but unused vacation time, payable in a lump sum at the time of or prior to the Termination Date and (b) for the twelve months following the Termination Date, all benefits which existed prior to termination as are provided by the Company. Any severance payments to which the Executive is entitled to receive pursuant to an Involuntary Termination shall be paid in two equal sums, payable on the Termination Date and on the six month anniversary of the Termination Date.

                  (c) If the Executive is terminated for Cause, then the Executive shall not be entitled to receive severance or other benefits except for those statutorily required.

                  (d) If the Company terminates the Executive's employment as a result of the Executive's Disability, or such Executive's employment is terminated due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death.

                  (e) If the Executive's employment is terminated by the Executive's voluntary resignation prior to a Change of Control, then the Executive shall not be entitled to receive severance pay.

                  (f) If the Executive's employment is terminated by the Executive's voluntary resignation subsequent to a Change of Control, then the Executive shall be entitled to receive severance pay which equals one-half of the Executive's then current Base Compensation. Any severance payments to which the Executive is entitled to receive pursuant to a voluntary resignation subsequent to a Change of Control shall be paid in six equal sums, payable on the Termination Date and on each of the five monthly anniversaries of the Termination Date thereafter.

                  (g) If there is a Change of Control during the term of this Agreement, and the Executive's employment terminates as a result of an Involuntary Termination other than for Cause at any time within two years after such Change of Control, 100% of the unvested portion of any stock options held by the Executive under the Company's stock option plans shall automatically be accelerated and the Executive or the Executive's representative, as the case may be, shall have the right to exercise all or any portion of such stock option, in addition to any portion of the option exercisable prior to the Change of Control; provided, however, that if the Company's Board of Directors (the "Board"), upon receipt of a written opinion of the Company's independent auditors, (i) determines that the enforcement of this paragraph 10(g) would preclude accounting for any proposed business combination involving a Change in Control as a

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

"pooling of interests" and (ii) otherwise desires to approve a proposed Change in Control business combination which requires as a condition to the closing of such transaction that it be accounted for as a "pooling of interests," then this paragraph 10(g) shall become null and void and of no force or effect, and Executive shall instead, upon the occurrence of an Involuntary Termination other than for Cause at any time within two years after a Change of Control, be entitled to the severance benefits set forth in paragraph 10(h). For purposes of this paragraph 10(g), the Board's determination shall require the unanimous approval of the non-employee members of the Board.

                  (h) In the event that paragraph 10(g) becomes null and void pursuant to its terms, then Executive shall receive from the Company, upon the occurrence of an Involuntary Termination other than for Cause at any time within two years after a Change of Control and in addition to any other severance benefits payable under this Agreement, a cash amount equal to 50% of his total taxable compensation (including, without limitation, salary, bonus and other compensation) received from or payable by the Company during the 12-month period ending on the date of the Involuntary Termination other than for Cause.

                  (i) Upon the occurrence of an Involuntary Termination other than for Cause, and prior to the receipt of any benefits under this Agreement in connection with the occurrence of an Involuntary Termination other than for Cause, Executive shall, as of the date of an Involuntary Termination other than for Cause, execute an Executive agreement and release in substantially the form attached hereto as Exhibit A ("Agreement and Release"). Such Agreement and Release shall specifically relate to all of Executive's rights and claims in
existence  at  the  time  of  such  execution  and  shall  confirm   Executive's
obligations under the Company's standard form of proprietary information agreement. It is understood that Executive has twenty-one (21) days to consider whether to execute such Agreement and Release and Executive may revoke such Agreement and Release within seven (7) business days after execution of such Agreement and Release. In the event Executive does not execute such Agreement and Release within the twenty-one (21) day period, or if Executive revokes such Agreement and Release within the seven (7) business-day period, no benefits shall be payable or otherwise become effective under this Agreement.

                  (j) To the extent that Executive's stock option agreements evidencing outstanding stock options do not provide for the following, such agreements shall hereby be deemed to be amended (unless paragraph 10(g) becomes null and void) to provide for full vesting of stock options upon the occurrence of an Involuntary Termination other than for Cause at any time within two years after a Change of Control; provided, however, that to the extent that an amendment would result in a charge to earnings for the Company, no such amendment shall be deemed made until the earlier of (i) such time as the aforementioned adverse effects shall not result from such amendment and (ii) immediately prior to the occurrence of an Involuntary Termination other than for Cause at any time within two years after a Change of Control.

                  (k) In the event that any payments or other benefits received or to be received by Executive pursuant to this Agreement ("Payments") would (1) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) but for this paragraph 10(k), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, in accordance with this paragraph 10(k), such Payments shall be reduced to the maximum amount that would result in no portion of the payments being subject to the Excise Tax, but only if and to the extent that such a reduction would result in Executive's receipt of Payments that are greater than the net amount that Executive would receive hereunder (after application of the Excise Tax) if no reduction is made. The amount of required reduction, if any, shall be the smallest amount so that Executive's net proceeds with respect to the

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Payments  (after  taking  into  account  payment  of any  Excise  Tax)  shall be maximized, as determined by Executive. Executive's determination of any required reduction pursuant to this paragraph 10(k) shall be conclusive and binding upon the Company. The Company shall reduce Payments in accordance with this paragraph 10(k) only upon written notice from Executive indicating the amount of such reduction, if any. If the Internal Revenue Service (the "IRS") determines that a Payment is subject to the Excise Tax, then paragraph 10(l) shall apply.

                  (l) If, notwithstanding any reduction described in paragraph 10(k) (or in the absence of any such reduction), the IRS determines that Executive is liable for the Excise Tax as a result of the receipt of Payments, then Executive shall be obligated to pay back to the Company, within thirty (30) days after final IRS determination, an amount of the Payments equal to the "Repayment Amount." The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive's net proceeds with respect to the Payments (after taking into account the payment of the Excise Tax imposed on such Payments) shall be maximized. Notwithstanding the foregoing, the Repayment Amount shall be zero if a Repayment Amount of more than zero would not eliminate the Excise Tax imposed on the Payments. If the Excise Tax is not eliminated pursuant to this paragraph 10(l), Executive shall pay the Excise Tax.

                  (m) Notwithstanding the other provisions of this Agreement, to the extent that any amounts payable pursuant to this Agreement would not be deductible by the Company for federal income tax purposes on account of the limitations of Section 162(m) of the Code, the Company may defer payment of such amounts to the earliest one or more subsequent calendar years in which the payment of such amounts would be deductible by the Company.

         11. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  (a) "Change of Control" shall mean the occurrence of any of the following events:

                           (i) Any  "person"  (as such term is used in  Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii) The  shareholders  of the Company  approve a (A)
merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a plan of complete liquidation of the Company or an Agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                  (b) "Involuntary Termination" shall mean (i) without the Executive's express written consent, the assignment to the Executive of any duties or the significant reduction of the Executive's duties, either of which is without good business reasons and

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

is inconsistent with the Executive's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Executive from such position and responsibilities; (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the Base Compensation of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of Executive benefits to which the Executive is entitled immediately prior to such reduction with the result that the
Executive's overall benefits package is significantly reduced; (v) the relocation of the Executive to a facility or a location more than 25 miles from the Executive's then present location, without the Executive's express written consent; (vi) any purported termination of the Executive by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors.

                  (c) "Cause" shall mean the commission of a felony or any other crime involving moral turpitude, repeated failure to perform services in accordance with the requests of superiors within the context of the Executive's duties as described in this Agreement, the commission of any material fraud or act of gross dishonesty, willful misconduct which causes harm, gross negligence or a material breach of this Agreement.

                  (d) "Disability" shall mean that the Executive has been unable to perform his duties under this Agreement as the result of the Executive's incapacity due to physical or mental illness, and such inability, after at least 12 consecutive weeks or shorter periods aggregating 110 days during any 12-month period, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Executive's employment. In the event that the Executive resumes the performance of substantially all of the Executive's duties hereunder before the termination of the Executive's employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                  (e) "Termination Date" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty (30) day period), (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Executive notice of termination, the Executive notifies the Company that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written Agreement of the parties, by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Executive, the date on which the Executive delivers the notice of termination to the Company.

         12.      Confidentially.

                  Prior hereto or concurrently herewith, the Executive has signed or shall sign the Company's standard Proprietary Information Agreement.

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         13.      General.

                  (a) Applicable Law Controls. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements.

                  (b) Waiver/Estoppel. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled but only by an instrument in writing signed by the parties to be charged. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof shall not be deemed an election of remedies; and any waiver or forbearance or any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

                  (c) Governing Law. This Agreement shall be governed by, construed and enforced, and the legality and validity of each term and condition shall be determined, in accordance with the laws of the State of California applicable without regard to the principles of conflicts of laws.

                  (d) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (e) No Joint Venture. Nothing herein contained shall constitute a partnership between or a joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representations, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

                  (f) Assignment. The Company may assign this Agreement to any entity into which or with which it may merge or which acquires a substantial portion of its assets or business or with whom it has a joint venture, partnership or other business relationship. Notwithstanding the foregoing provision of this paragraph, no such assignment shall relieve the assignor from any of its obligations hereunder or change any of the terms and provisions of Executive's employment hereunder. This Agreement shall be fully effective and binding upon the successors in interest, predecessors in interest, assigns and affiliates and subsidiaries of the Company.

                  (g) Modification/Entire Agreement. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of

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

any party, has made or has any authority to make for or on behalf of that party any Agreement, representation, warranty statement, promise, arrangement or understanding not expressly set forth in this Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior Agreements with respect to the subject matter hereof.

         14. Counterparts. This Agreement may be executed in counterparts, which together will constitute one instrument.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE                           ARTERIAL VASCULAR ENGINEERING, INC.


/s/ Scott J. Solano                 /s/ Brad Jendersee
-------------------------           --------------------------
Scott J. Solano                     Brad Jendersee
                                    President and Chief Executive Officer

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


Consent of Spouse: I hereby consent to this Agreement for purposes of any community property interest I may have in the foregoing arrangements. I have had the opportunity to seek independent counsel with regard to this consent and knowingly and voluntarily waive the right to such counsel.


/s/ Jeanmarie Solano
-------------------------
Signature of Spouse

Jeanmarie Solano
-------------------------
Printed Name of Spouse

Feb. 14, 1997
-------------------------
Date Signed


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                                    EXHIBIT A

                         EXECUTIVE AGREEMENT AND RELEASE

         I understand and agree completely to the terms set forth in the foregoing agreement.

         I hereby confirm my obligations under the Company's standard form of proprietary information agreement.

         Except as  otherwise  set forth in this  Agreement,  I hereby  release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third-party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress; any and all tort claims for personal injury; any and all claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation(other than any claim for benefits expressly contemplated by the Agreement); claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

         I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (B) I have the right to consult with an attorney prior to executing this Agreement; (C) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (D) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (E) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me, provided that the Company has also executed this Agreement by that date ("Effective Date").

         In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

                                       By:
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                                          Name:

                                      Date:
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